Exhibit 10.1
Farm Credit Services of America
SEVENTH AMENDMENT TO CREDIT AGREEMENT
This Seventh Amendment to Credit Agreement (“Amendment”) is made and entered into effective the 19th day of February, 2009, by and between Siouxland Ethanol, LLC (hereinafter referred to as “Borrower”) and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (hereinafter referred to as “Lender”) to amend and modify the Credit Agreement dated May 4, 2006 (hereinafter referred to as the “Credit Agreement”). The Credit Agreement and underlying Loan Documents are modified only to the extent necessary to give effect to the terms of this Amendment, and the remaining terms of said Loan Documents, not otherwise inconsistent herewith, are ratified by the parties. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.
In consideration of the mutual agreements, provisions and covenants herein contained, and furthermore to induce Lender to consider financial accommodations for the Borrower under the terms and provisions of the Credit Agreement, the parties hereby agree as follows:
Credit Facilities A, B and C are hereby amended to change the Variable Rate to the Libor Short Term Index Rate, plus 4.00% effective February 13, 2009.
The following Section is amended as follows:
     Section 6.10.1 Working Capital. Beginning January 31, 2009, Borrower agrees to maintain working capital (current assets, plus the un-advanced portion of Loan Facility B, minus current liabilities) of not less than $4,000,000.00, increasing to $5,000,000.00 as of September 30, 2009 and thereafter.
     Section 6.10.2 Debt Coverage Ratio. Beginning fiscal year end 2010, and annually thereafter, Borrow agrees to maintain a Debt Coverage Ratio, defined as net income plus depreciation and amortization minus extraordinary gain (loss) minus after tax income (expense) minus gain (loss) on assets sale to current principal of long-term debt of not less the 1.50:1.00.
Borrower hereby represents and warrants to the Lender that, after giving effect to this Amendment, (i) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents and (ii) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
Borrower hereby ratifies the Credit Agreement as amended and acknowledges and reaffirms (i) that it is bound by all terms of the Credit Agreement applicable to it and (ii) that it is responsible for the observance and full performance of its respective obligations.
Borrower hereby certifies that the person(s) executing this Amendment on behalf of Borrower is/are duly authorized to execute such document on behalf of Borrower and that there have been no changes in the name, ownership, control, organizational documents, or legal status of the Borrower since the last application, loan, or loan servicing action; that all resolutions, powers and authorities remain in full force and effect, and that the information provided by Borrower is and remains true and correct.
This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.
THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, the parties hereto have set their hand effective the day and year first above written.
The Internal Revenue Service does not require your consent to any provision of this document other than the following certification required to avoid backup withholding. Under penalties of perjury, I/we certify that the Taxpayer Identification Number shown herein is correct and that I/we am/are not subject to backup withholding either because I/we are exempt, have not been notified that I/we are subject to backup withholding due to failure or reporting interest or dividends, or the Internal Revenue Service has notified me/us that I/we am/are no longer subject to backup withholding. I/we am/are a U.S. person (including U.S. resident alien):

Siouxland Ethanol, LLC			223902184

BORROWER:

Siouxland Ethanol, LLC

By:	/s/ Charles Hofland
Charles Hofland, President

Address for Notice:		P.O. Box 147
Jackson, NE 68743

LENDER:

Farm Credit Services of America, FLCA
Farm Credit Services of America, PCA

By:	/s/ Shane Frahm
Shane Frahm, Vice President